Exhibit 23.1




March 20, 2006


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, DC 20549


                         CONSENT OF INDEPENDENT AUDITOR
                         ------------------------------


We hereby consent to the incorporation by reference of our report dated April 12, 2005 appearing in the Annual Report on Form 10-KSB of Newave, Inc., Inc. for the year ended December 31, 2004, and to the reference to our Firm under the heading "Experts" in this Registration Statement.




/s/ Michael Johnson & Co., LLC
Michael Johnson & Co., LLC
Denver, Colorado